Exhibit 4.1

THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF JONES SODA CO. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND IS AVAILABLE FOR RESALE OF THE SECURITIES, OR (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C)(2) ABOVE OR IF OTHERWISE REQUIRED BY THE ISSUER, AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER, IS PROVIDED.

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

NON TRANSFERABLE WARRANTS TO PURCHASE

COMMON SHARES OF JONES SODA CO.

Warrant Number: ___________	Number of Warrants: ___________

THIS IS TO CERTIFY THAT for value received, _______________________ (the “Warrantholder”) has the right to purchase, in respect of each whole warrant (“Warrants”) represented by this Warrant or by a replacement Warrant, at any time prior to 5:00 p.m. (Seattle Time) on ______________, 2029, subject to the occurrence of an Acceleration Event (as defined below) (the “Expiry Time”), one-half fully paid and non-assessable share of common stock (“Common Shares”) and which term shall include any shares or other securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of JONES SODA CO. (the “Corporation”), a corporation incorporated under the laws of the State of Washington, as constituted on the date hereof at a purchase price (the purchase price in effect from time to time being called the “Exercise Price”) of USD$0.45 per Common Share, subject to adjustment as provided herein.

If at any time prior to the expiry of the Warrants and following the closing trading price of the underlying Common Shares on either the OTCQB Venture Marketplace (the “Exchange”) or other stock exchange or over-the-counter market in the United States where the Common Shares are then trading, exceeds USD$0.47 (provided that such price shall be adjusted in the same manner as the Exercise Price as provided for herein) for a period of five consecutive trading days, the Corporation may deliver a notice to the Warrantholder (an “Acceleration Event”) accelerating the Expiry Time of the Warrants to the date that is 30 calendar days following the date of such notice (the “Accelerated Exercise Time”), and if an Acceleration Event occurs, any unexercised Warrants will automatically expire at the end of the Accelerated Exercise Time.

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Common Shares at any time after the Expiry Time, including at any time after the end of the Accelerated Exercise Time, if applicable, and from and after the Expiry Time, including the end of the Accelerated Exercise Time, if applicable, the Warrants and all rights under this Warrant shall be void and of no value.

The above provisions are subject to the following:

1.	Exercise: In the event that the Warrantholder desires to exercise the right to purchase Common Shares conferred hereby, the Warrantholder shall (a) surrender this Warrant to the Corporation and (b) pay the amount payable in respect of the Common Shares subscribed for, pursuant to the exercise of such Warrants, by certified check, bank draft, or money order in lawful money of the United States payable to the Corporation or by transmitting same day funds in lawful money of the United States by wire to such account as the Corporation shall direct the Warrantholder. Upon such surrender and payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares, or DRS statements providing for the issuance of such Common Shares and the Corporation shall cause such certificate or certificates or DRS statements to be delivered to the Warrantholder at the address specified in the subscription form within five (5) Business Days after such surrender and payment as aforesaid.

2.	Neither the Warrant nor the Common Shares issuable upon exercise of the Warrant have been registered under the Securities Act nor under the securities laws of any state of the United States. The Warrants may not be exercised and no Common Shares issuable upon exercise of the Warrant will be delivered to any address in the United States unless: (i) the Common Shares issuable upon exercise of the Warrant are registered under the Securities Act and under the securities laws of any applicable state in the United States, or (ii) such Common Shares are issued pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

3.	No Fractional Common Shares: No fractional Common Shares will be issuable upon any exercise of the Warrants and the Warrantholder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

4.	Partial Exercise: The Warrantholder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in this Warrant. In the event that the Warrantholder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Warrantholder shall be entitled to receive a replacement Warrant representing the unexercised balance of the Warrants.

5.	Not a Shareholder: The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Corporation nor entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant.

6.	Anti-Dilution Protection:

(1)	Definitions: For the purposes of this section 6, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 6(1):

(a)	“Adjustment Period” means the period commencing on the date of issue of the Warrants and ending at the Expiry Time;

(b)	“Current Market Price” of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the Exchange or, if the Common Shares are not then listed on the Exchange, on such other U.S. stock exchange as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any U.S. stock exchange, in the over-the-counter market, during the period of 20 consecutive Trading Days ending five trading days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during such 20 consecutive Trading Days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any U.S. stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Corporation;

(c)	“Director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation; and

(d)	“Trading Day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2)	Adjustments: The Exercise Price and the number of Common Shares issuable to the Warrantholder upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Adjustment Period the Corporation:

(i)	fixes a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(ii)	fixes a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares;

(iii)	subdivides the outstanding Common Shares into a greater number of Common Shares; or

(iv)	consolidates the outstanding Common Shares into a lesser number of Common Shares,

(any of such events in subclauses 6(2)(a)(i), 6(2)(a)(ii), 6(2)(a)(iii) and 6(2)(a)(iv) above being herein called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

A.	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

B.	the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 6(2)(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. Any Warrantholder who has not exercised his right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter prior to the Expiry Date shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by such Warrantholder, at the Exercise Price determined in accordance with this clause 6(2)(a) the aggregate number of Common Shares that such Warrantholder would have been entitled to receive as a result of such Common Share Reorganization, if, on such record date or effective date, as the case may be, such Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(b)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction

(i)	the number of which shall be the aggregate of:

A.	the number of Common Shares outstanding on the record date for the Rights Offering, and

B.	the quotient determined by dividing:

(1)	either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(2)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this clause 6(2)(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 6(2)(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause 6(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

(i) shares of the Corporation of any class other than Common Shares;

(ii) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share) at the date of issue of such securities to the holder of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii) evidences of indebtedness of the Corporation; or

(iv) any property or assets of the Corporation;

And such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

A.	the numerator of which shall be the difference between:

(1)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(2)	The fair market value (as determined by the directors of the Corporation, which determination shall be conclusive) to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

B.	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 6(2)(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this clause 6(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time during the Adjustment Period there shall occur:

(i)	a reclassification or redesignation of the Common Shares, a change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(ii)	a consolidation, amalgamation, arrangement, merger or similar transaction of the Corporation with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Warrantholder was theretofor entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

(e)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clause 6(2)(a), 6(2)(b) or 6(2)(c) of this Warrant, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3)	Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 6(2) hereof:

(a)	Subject to the following clauses of this subsection 6(3), any adjustment made pursuant to subsection 6(2) hereof shall be made successively whenever an event referred to therein shall occur.

(b)	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one percent in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this clause 6(3)(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)	No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of the Warrants shall be made in respect of any event described in section 6 hereof if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrantholder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event.

(d)	If at any time during the Adjustment Period the Corporation shall take any action affecting the Common Shares, other than an action described in subsection 6(2) hereof, which in the opinion of the directors would have a material adverse effect upon the rights of Warrantholders, either, or both, the Exercise Price and the number of Common Shares purchasable upon exercise of Warrants shall be adjusted in such manner and at such time by action by the directors, in their sole discretion, as may be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(e)	If the Corporation shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of the Warrant shall be required by reason of the setting of such record date.

(f)	In any case in which this Warrant shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 6(2) hereof, the Corporation may defer, until the occurrence of such event:

(i)	issuing to the Warrantholder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Warrantholder any distribution declared with respect to such additional Common Shares or other securities after such record date and before such event;

provided, however, that, upon request by the Warrantholder, the Corporation shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Common Shares issuable on the exercise of the Warrants.

(g)	In the absence of a resolution of the directors fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(h)	If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 6(2) hereof and shall be binding upon the Corporation and the Warrantholder.

(4)	Notice: At least 15 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Warrantholder under this Warrant, including the Exercise Price or the number of Common Shares which may be purchased under this Warrant, the Corporation shall deliver to the Warrantholder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. If it is not reasonably practicable for the Corporation to give 15 days’ notice as aforesaid, the Corporation will give as much notice as is reasonably practicable in the circumstances.

7.	Further Assurances: The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant.

8.	Notices: All notices or other communications to be given to the Warrantholder by the Corporation under this Warrant shall be delivered by hand, courier, ordinary prepaid mail or by telecopier or email; and, if delivered by courier or hand, shall be deemed to have been given on the delivery date, if delivered by ordinary prepaid mail, on the fifth Business Day following the date of sending, and, if sent by telecopier or email, on the date of transmission if sent before 5:00 p.m. on a Business Day or, if such day is not a Business Day, on the first Business Day following the date of transmission.

Notices to the Warrantholder shall be addressed to the address of the Warrantholder set out on the face page of this Warrant.

All notices or other communications to be given to the Corporation by the Warrantholder under this Warrant shall be delivered by hand, ordinary prepaid mail or courier to the address shown below; and shall be deemed to have been given on the delivery date.

Notices to the Corporation shall be addressed to:

Jones Soda Co.

4786 1st Avenue South, Suite 103

Seattle, Washington, 98134

Attention: Brian Meadows

E-mail: brianm@jonessoda.com

The Corporation and the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant.

9.	Legends on Common Shares:

All certificates representing Common Shares issued pursuant to the exercise of this Warrant, unless such Common Shares are registered under the Securities Act and the securities laws of all applicable states of the United States, bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF JONES SODA CO. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER; (B) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (B) OR (C), THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE CANADIAN SECURITIES EXCHANGE (“CSE”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE CSE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE CSE.”

provided that, if any of the Common Shares are being sold pursuant to clause (B) above and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Corporation’s transfer agent of an opinion of counsel of recognized standing reasonably satisfactory to the Corporation and its transfer agent to the effect that the legend is no longer required under applicable requirements of the Securities Act or state securities laws.

10.	Register: The Corporation shall keep and properly maintain at its principal executive offices books for the registrations of the Warrants and any transfers thereof. The Corporation may deem and treat the Person in whose name the Warrants are registered on such register as the Warrantholder thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary, except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder shall be entitled to the rights evidenced by such Warrants free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt by any such Warrantholder of Common Shares purchasable pursuant to such Warrants shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Warrantholder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

11.	Lost Warrant: If this Warrant or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new Warrant, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the Warrant so stolen, lost, mutilated or destroyed.

12.	Warrants Non-Transferable: The Warrants are non-transferable by the Warrantholder.

13.	General:

(1)	Language: The parties hereto acknowledge and confirm that they have requested that this Warrant as well as all notices and other documents contemplated hereby be drawn up in the English language.

(2)	Registered Warrantholder : The Corporation may treat the registered holder of this Warrant as an absolute owner of the Warrant represented hereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

(3)	Time of Essence: Time shall be of the essence of this Warrant.

(4)	Governing Laws: This Warrant shall be governed by and construed in accordance with the laws of the State of Washington and the federal laws of the United States applicable therein, governing contracts made and to be performed wholly therein, and without reference to its principles governing the choice or conflict of laws.

(5)	Headings: The headings in this Warrant are for reference only and do not constitute terms of this Warrant.

(6)	Successors and Assigns:

(a)	This Warrant shall enure to the benefit of the Warrantholder and the successors thereof and shall be binding upon the Corporation and the successors thereof; and

(b)	Nothing herein contained shall prevent any consolidation, amalgamation, arrangement or merger of the Corporation with or into any other Person, or a transfer of all or substantially of the property and assets of the Corporation to any Person; provided, however, that, the Person formed by such consolidation, amalgamation, arrangement or merger or which acquires all of substantially all of the property and assets of the Corporation shall, simultaneously with such consolidation, amalgamation, arrangement, merger or transfer, assume the due and punctual performance and observance of all the covenants to be performed or observed by the Corporation under this Warrant and succeed to and be substituted for the Corporation hereunder and such changes in phraseology and form (but not in substance) may be made in this Warrant as may be appropriate in view of such consolidation, amalgamation, arrangement, merger or transfer.

(7)	Day Not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a Business Day then such action shall be required to be taken on or before the requisite time on the next day that is a Business Day. For the purposes of this Warrant, “Business Day” shall mean any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Seattle, Washington.

(8)	Amendment and Modification; Waiver. This Warrant may only be amended with the prior written consent of the Corporation and the Warrantholder. Any such amendment shall be subject to all required approvals of the CSE, any other stock exchange on which the Common Shares are listed and any applicable securities regulatory authorities. No waiver by the Corporation or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Corporation or the Warrantholder (as applicable). No waiver shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(9)	Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

(10)	Further Assurances. The Corporation shall promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as the Warrantholder may reasonably require from time to time for the purpose of giving effect to this Warrant and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Warrant.

(11)	Currency. All dollar amounts referred to in this Warrant are in United States dollars.

(12)	Counterparts. This Warrant may be executed and delivered to the Corporation by facsimile, by email in PDF, or other legally permissible electronic signature, in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same document.

IN WITNESS WHEREOF the Corporation has caused this Warrant to be signed by an authorized officer as of the ___ day of July, 2026.

JONES SODA CO.

By:
Scott Harvey
Chief Executive Officer

Appendix “A”

Subscription Form

ELECTION TO EXERCISE

TO:	JONES SODA CO.
4786 1st Avenue South, Suite 103,
Seattle, WA 98134

Capitalized terms used herein have the meanings ascribed thereto in the Warrants to purchase Common Shares of JONES SODA CO. (the “Corporation”) to which this Election to Exercise is attached.

The undersigned Warrantholder hereby irrevocably elects to exercise the Warrants granted by the Company for the number of Common Shares (or other property or securities contemplated in the Warrant) as set forth below:

(a)	Number of Common Shares to be acquired:	___________________

(b)	Exercise Price (per Common Share):	$__________________

(c)	Aggregate Exercise Price:	$__________________

The Warrantholder hereby tenders a certified check, bank draft, money order or wire transfer for such aggregate Exercise Price and directs the Company to register and deliver certificates representing the Common Shares, or statements reflecting electronic issuance of such Common Shares, to be issued as directed below.

The undersigned hereby certifies that the undersigned is an “accredited investor” as defined in Rule 502(a) of Regulation D under the Securities Act.

Pursuant to the terms of the warrant, the exercise hereunder cannot result in the undersigned Warrantholder holding more than 9.99% of the issued and outstanding shares of the Company. In accordance with the requirements of the Canadian Securities Exchange (or such other applicable stock exchange upon which its Common Shares are listed or quoted) (the “Exchange”), and unless approved by the Exchange, the Company will refuse, in totality or in part, the exercise hereunder if the undersigned Warrantholder were to hold more than 9.99% of the voting securities of the Company after the exercise hereof.

Pursuant to the requirements of the Exchange, as a condition to the exercise of the warrants pursuant to this Notice of Exercise, the undersigned by signing below certify as follows:

a. the undersigned hereby certifies that the number of voting securities of the Company held by the undersigned as at the date of the exercise is as follows: ____________________________ (insert number of voting securities of the Company);

b. the undersigned holder of the attached warrants has made all reasonable inquiries to ensure that the information provided above is accurate;

c. The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐ (A) the undersigned holder did not receive an offer to exercise the warrants within the United States and at the time of exercise of the warrants (i) is not in the United States, (ii) is not a U.S. person, (iii) is not exercising the warrants for the account or benefit of a U.S. person or a person in the United States, (iv) did not execute or deliver this Notice of Exercise Form or otherwise place its order to exercise the warrants in the United States and (v) delivery of the underlying Common Shares will not be to an address in the United States; OR

☐ (B) the undersigned (i) purchased the warrants directly from the Company pursuant to a share purchase agreement for its own account; (ii) is exercising the warrants for its own account; (iii) is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933 , as amended (the “U.S. Securities Act”), on the date of exercise of the Warrant; and (iv) the representations and warranties of the holder set forth in such share purchase agreement (other than representations regarding the holder’s ownership of the Company’s equity securities at the time of entry into the share purchase agreement) remain true and correct on the date hereof; OR

☐ (C) the undersigned holder has delivered an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company) or such other evidence reasonably satisfactory to the Company to the effect that with respect to the Common Shares to be delivered upon exercise of the warrants, the issuance of such securities is not required to be registered under the U.S. Securities Act.

“United States” and “U.S. person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act.

Direction as to Registration

REGISTRATION NAME	REGISTRATION ADDRESS	DELIVERY ADDRESS	NUMBER OF SHARES

Notes:

(1)	If further nominees intended, please attach (and initial) schedule giving these particulars.
(2)	Certificates representing or uncertificated forms of the Common Shares will not be registered or delivered to an address in the United States unless Box B or Box C above is checked.
(3)	If Box B or Box C is checked, the certificate(s) representing or uncertificated forms of the Common Shares issued in the United States or to, or for the account or benefit of, U.S. persons upon exercise of the warrants represented hereby shall be impressed with the legend substantially in the following form (unless the undersigned holder provides such additional documents to the transfer agent of the Company as may be required by the transfer agent to permit the Common Shares to be issued without the legend below, including an opinion of counsel reasonably acceptable to the Company and its transfer agent to the effect that no such U.S. restrictive legends are required,):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF JONES SODA CO. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND IS AVAILABLE FOR RESALE OF THE SECURITIES, OR (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C)(2) ABOVE OR IF OTHERWISE REQUIRED BY THE ISSUER, AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER, IS PROVIDED.”

Dated at _______________________, this day of _______________, 20___ .
SIGNED and DELIVERED in the presence of:	)
)
)
Witness Signature	)
)
	)	Warrantholder Signature
Witness Name (printed))		Name
(printed): ______________________________
	)	Title: (if applicable): _________________________

Instructions:

1.	The signature of the Warrantholder must be the signature of the person whose name appears on the front of the Warrant or a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Warrantholder, or a duly authorized signing officer in the case of a corporation.
2.	If the Warrantholder is an individual, the Subscription Form must also be signed by a witness.
3.	If this Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.